                                  EXCHANGE AGREEMENT

                                 Dated June 1, 1997,

                                        AMONG

                               MANNATECH, INCORPORATED,

                                       AND THE

                                   LIMITED PARTNERS

                                          OF

                             POWER THREE PARTNERS, LTD.,

                             ELEVEN POINT PARTNERS, LTD.,

                                         AND

                                BETA M PARTNERS, LTD.


                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   The Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.   Representations, Warranties, Covenants and Agreements of Partners . . .  2

     3.1    Representations and Warranties . . . . . . . . . . . . . . . . .  2
     3.2    Securities Laws Representations. . . . . . . . . . . . . . . . .  3
     3.3    Consent to Assignment. . . . . . . . . . . . . . . . . . . . . .  5

4.   Representations, Warranties, Covenants and Agreements of Mannatech. . .  5

     4.1    Representations and Warranties . . . . . . . . . . . . . . . . .  5
     4.2    Partnership Tax Return . . . . . . . . . . . . . . . . . . . . .  6

5.   Mutual Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

     5.1    Mannatech Release of Partners. . . . . . . . . . . . . . . . . .  6
     5.2    Partners Release of Mannatech. . . . . . . . . . . . . . . . . .  6

6.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

     6.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     6.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . .  8

7.   General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .  9

     7.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     7.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     7.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     7.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  9
     7.3    Choice of Law; Amendments; Headings. . . . . . . . . . . . . . .  9
     7.6    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     7.7    Assignments and Third Parties. . . . . . . . . . . . . . . . . . 10
     7.8    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . 10


                                  EXCHANGE AGREEMENT


     This Exchange Agreement (this "Agreement") is made and entered into effective as of June 1, 1997 (the "Execution Date"), among Mannatech, Incorporated, a Texas corporation ("Mannatech"), and the limited partners of the Partnerships (as hereinafter defined) who are identified on Schedule 1 to this Agreement and whose signatures are set forth below (collectively, the "Partners", and individually, a "Partner").

                                       RECITALS

     A. The Partners are the owners of one hundred percent (100%) of the outstanding limited partnership interests (the "'Partnership Interests") of Power Three Partners, Ltd., a Texas limited partnership ("Power Three"), Eleven Point Partners, Nd., a Texas limited partnership ("Eleven Point"), and Beta M Partners, Ltd., a Texas limited partnership ("Beta M") (the "Partnerships). The Partnership Interests represent ninety-eight percent (98.0%) of all the partnership interests of the Partnerships. Each of the Partnerships was formed and organized under the terms of an Agreement of Limited Partnership dated December 22, 1994 (the "Partnership Agreements").

     B. Power Three and Eleven Point own all the outstanding limited partnership interests of Dynamic Eight Partners, Ltd., a Texas limited partnership ("Dynamic Eight").

     C. Mannatech and Dynamic Eight entered into a Marketing Services Agreement dated December 27, 1994 (the "Marketing Agreement").

     D. Beta M and Mannatech entered into a License Agreement dated December 27, 1994 (the "License Agreement").

     E. In exchange for shares of the $0.01 par value common stock of Mannatech shown on Schedule 1 to this Agreement (the "Shares"), Mannatech has agreed to acquire the Partnership Interests from the Partners and the Partners have agreed to transfer and assign the Partnership Interests to Mannatech, all in accordance with the terms and conditions of this Agreement.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mannatech and the Partners agree as follows:

     1. THE MERGER. Under the terms of an Agreement and Plan of Merger dated June 1, 1997 (the "Merger Agreement"), the corporate general partner of each of the Partnerships and the corporate general partner of Dynamic Eight (the "General Partners") have agreed to merge with and into Mannatech, with Mannatech being the surviving entity in such merger (the

"Merger"). The Partners own all the issued and outstanding common stock of the General Partners. Subject to the terms of the Merger Agreement, the Merger will become effective at a date and time (the "Effective Time") which will be the date of the filing of Articles of Merger with the Secretary of State of the State of Texas or such later effective date and time as may be specified in the Articles of Merger. Subject to the terms of this Agreement, the effectiveness of the transactions contemplated by this Agreement is specifically conditioned upon the Effective Time having occurred. At such time as the Effective Time may occur, the terms of this Agreement and the transactions contemplated hereby which are to be effective as of the Effective Time shall become effective and fully binding on each of the parties hereto without any further action on the part of the parties hereto other than the delivery of certificates evidencing the Shares as contemplated by Section 2(b) below. If this Agreement is terminated prior to the Effective Time, the rights and obligations of the parties shall be as set forth in Section 6.2 below. The shares of Mannatech Common Stock which are to be issued to the Partners as a result of the Merger are referred to herein as the "Merger Shares."

     2.   THE EXCHANGE.

     Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Time:

          (a) The Partners assign and transfer to Mannatech all the Partnership Interests. The Partnership Interests include all the Partners' respective interests in the Partnerships, including, without limitation, all the Partners' (i) capital accounts in the Partnership and (ii) rights to income, losses and distributions of the Partnership from and after the Effective Time (all as more particularly described in the Partnership Agreements). The Partners grant to Mannatech or its assigns the right to be substituted as a limited partner of the Partnerships with respect to the limited partnership interests assigned. The Partnership Interests are transferred and assigned subject to all the terms and provisions of the respective Partnership Agreements.

          (b) Mannatech shall cause to be issued and delivered to the Partners duly-executed certificates evidencing the Shares, registered in the names of the Partners, which certificates shall be registered in the name of and issued to and delivered to the Partners as set forth on Schedule 1 hereto.

     3.   REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF PARTNERS.

          3.1 REPRESENTATIONS AND WARRANTIES. The Partners jointly and severally represent and warrant to Mannatech as follows:

          (a) ENCUMBRANCES. The transfer and assignment of the Partnership Interests as provided for in this Agreement will transfer to Mannatech valid legal title to one hundred percent (100%) of the outstanding limited partnership interests of the Partnerships, free and clear of all claims, liens, charges and encumbrances of any kind or nature whatsoever other than restrictions and encumbrances provided for under the terms of the Partnership Agreements. Schedule 1 correctly sets forth each Partner's Partnership Interest in each Partnership.

          (b) GENERAL PARTNERSHIP INTERESTS. The General Partners are the sole general partners of their respective Partnerships, and own 100% of the outstanding general partnership interests of their respective Partnerships.

          (c) MARKETING AGREEMENT. None of the rights, duties or responsibilities of Dynamic Eight under the Marketing Agreement have been assigned or delegated or subjected to any claim, lien, charge or encumbrance of any kind or nature whatsoever.

          (d) LICENSE AGREEMENT. None of the rights, duties or responsibilities of Beta M under the License Agreement have been assigned or delegated or subjected to any claim, lien, charge or encumbrance of any kind or nature whatsoever.

          (e) ORGANIZATION. Each of the Partnerships is a duly organized and validly existing Texas limited partnership.

          (f) BINDING EFFECT. This Agreement is a legal, valid and binding obligation of each of the Partners, enforceable against the Partners in accordance with its terms.

          (g) NO VIOLATION. The execution, delivery and performance of this Agreement by the Partners will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any of the Partnership Agreements or any other agreement to which any Partner is a party or by which any Partner is bound.

     3.2 SECURITIES LAWS REPRESENTATIONS. The Partners severally represent and warrant to Mannatech as follows:

          (a) Each Partner is fully familiar with the business and financial affairs of Mannatech and has had access to such information regarding the business and financial affairs of Mannatech as he has deemed necessary to enable him to make an informed investment decision with respect to the acquisition of the Shares and the Merger Shares.

          (b) Each Partner is able to evaluate the merits and risks of an investment in Mannatech common stock. Each Partner is able to bear the economic risk of an investment in the Shares and the Merger Shares including, without limiting the generality of the foregoing, the risk of losing all or any part of his investment in the Shares and the Merger Shares.

          (c) Each Partner is acquiring the Shares and the Merger Shares to be acquired by him for his own account for the purpose of investment and not as a nominee or agent for the benefit of any other person, the Shares are not being acquired with a view to or for sale in connection with the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor does any Partner have any present intention of distributing or selling any Shares or Merger Shares to be acquired by him.

          (d) Each Partner has been afforded an opportunity to ask questions about and receive answers and responses concerning the business and financial affairs of Mannatech from persons authorized to act on behalf of Mannatech, and the opportunity to obtain any additional information as such Partner deems necessary to verify the accuracy of information furnished to such Partner by Mannatech. No representation has been made to any Partner as to the profits, losses or cash flow, if any, which may be realized by Mannatech or its shareholders in the future.

          (e) The Partners understand and agree that neither the Shares nor the Merger Shares may be sold, transferred or assigned unless they are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available. Each Partner understands that the Shares and the Merger Shares have not been registered under the Securities Act or under the laws of any state, that Mannatech does not contemplate and is under no obligation to so register the Shares or the Merger Shares, and that he has not been granted any right to have any of the Shares or the Merger Shares registered under the Securities Act or to have Mannatech take any action to enable an exemption under the Securities Act to be available to such Partner.

          (f) Each Partner consents to the placing of the following legend on each certificate issued to him representing any of the Shares or the Merger Shares:

               "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND MAY BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN

               EFFECT PURSUANT TO THE PROVISIONS OF SUCH ACTS OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO MANNATECH, INCORPORATED AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS IS AVAILABLE."

     3.3 CONSENT TO ASSIGNMENT. As required by Sections 5.1.1 and 6.2 of each of the Partnership Agreements, each of the Partners consents to the transfer and assignment of the Partnership Interests to Mannatech.

     4.   REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF MANNATECH.

     4.1 REPRESENTATIONS AND WARRANTIES. Mannatech represents and warrants to the Partners as follows:

          (a) ORGANIZATION. Mannatech is a duly organized and validly existing Texas corporation, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted.

          (b) CAPITALIZATION. Mannatech has an authorized capitalization of 10,000,000 shares of Common Stock of which, on the Execution Date, 10,000 shares are issued and outstanding. Except for options which have been granted to present or former employees of Mannatech to purchase shares of Mannatech Common Stock, there are no outstanding options, warrants, calls, subscription rights or other rights to acquire any shares of capital stock of Mannatech or any agreement for the issuance of such shares.

          (c) AUTHORIZATION. Mannatech has all requisite corporate power and authority to execute, deliver and perform this Agreement and to perform the transactions contemplated by this Agreement. Mannatech has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of Mannatech, enforceable against Mannatech in accordance with its terms.

          (d) STATUS OF SHARES. The Shares will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

          (e) NO VIOLATION. The execution, delivery and performance of this Agreement by Mannatech will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Incorporation or

               Bylaws of Mannatech, or any agreement to which Mannatech is a party or by which Mannatech is bound.

          (f) PARTNERSHIP AGREEMENT. Mannatech has been provided with a copy of and has reviewed and is familiar with the terms of each of the Partnership Agreements.

     4.2 PARTNERSHIP TAX RETURN. Mannatech shall prepare and timely file a short-year federal income tax return for the Partnership covering the period commencing January 1, 1997, and ending on the date on which the Effective Time occurs (the "Return"). Not later than fifteen days prior to the date such return is to be filed, Mannatech will provide the Partners with a copy of such return and give the Partners an opportunity to provide Mannatech with comments with respect thereto. All income and losses reported on the Return shall be allocated to the Partners in accordance with their respective interests in the Partnership prior to the Effective Time. Any payments made under the Marketing Agreement or the License Agreement after the Effective Time with respect to periods of time prior to the Effective Time shall be (i) distributed to the Partners and (ii) accounted for as Partnership income prior to the Effective Time and reflected in Partnership income on the Return. Except as provided for in the preceding sentence and notwithstanding the provisions of Section 3.3.1 of the Partnership Agreements, no Partner shall be allocated any portion of Partnership income or losses which arise from any business or activity of the Partnership on or after the Effective Time.

     5.   MUTUAL RELEASES.

     5.1 MANNATECH RELEASE OF PARTNERS. Except for any claim with respect to or arising out of any representation, warranty, covenant or agreement of the Partners, or any of them, expressly set forth in this Agreement, effective as of the Effective Time Mannatech releases and discharges each of the Partners and each of their respective successors and assigns, individually and collectively, of and from any and all liabilities, actions, causes of action, claims, demands, damages, costs and expenses of whatsoever kind or character, known or unknown, arising out of, with respect to, by reason of, or in any manner relating to or on account of the business, management, operation or affairs of any of the Partnerships or Dynamic Eight or any act or omission of any Partner in connection therewith, or any benefit received by any Partner under this Agreement or the Merger Agreement, including, without limitation, the Shares and the Merger Shares.

     5.2 PARTNERS RELEASE OF MANNATECH. Except for any claim with respect to or arising out of any representation, warranty, covenant or agreement of Mannatech expressly set forth in this Agreement, effective as of the Effective Time the Partners, and each of them, release and discharge Mannatech and each of its officers, directors, employees, agents, stockholders, successors, and assigns, individually and collectively, of and from any and all liabilities, actions, causes of action, claims, demands, damages, costs and expenses of whatsoever kind or character, known or unknown, arising out of, with respect to, by reason of, or in any manner relating to or on account of the business, management, operation or affairs of any of the Partnerships or

Dynamic Eight or any act or omission of Mannatech in connection therewith; PROVIDED, HOWEVER, that the Partners specifically retain and do not waive or release any claim for any compensation due to the Partnerships under the terms of the Marketing Agreement or the License Agreement for periods of time prior to the Effective Time, which compensation, if any, shall be paid to the Partners as provided for in Section 4.2 above.

     6.   TERMINATION.

     6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

     (a) By Mannatech or any Partner in his or its sole and absolute discretion (which termination shall not be a breach of this Agreement) if the Effective Time has not occurred within ninety (90) days after the date of this Agreement; PROVIDED, HOWEVER, that no party may exercise a right of termination pursuant to this Section 6.1(a) if an event preventing the Effective Time from occurring shall be due to the willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party;

     (b) By mutual consent of Mannatech and a Majority in Interest of the Partners (as hereinafter defined);

     (c) By a Majority in Interest of the Partners (as hereinafter defined) if at any time prior to the Effective Time any of the following shall occur and not be cured to the reasonable satisfaction of such
          Partners:

          (i)    Any representation or warranty of Mannatech set forth in
                 Section 4.1 shall have been false when made or at any time prior to the Effective Time;

          (ii) There has been any material adverse change in the financial condition or prospects of Mannatech;

          (iii) The Merger Agreement shall have been terminated in accordance with its terms;

          (iv) The Board of Directors of Mannatech shall have failed to take all proper action to authorize the execution, delivery and performance of this Agreement; or

          (v) Any suit, action or other proceeding is pending or (to the knowledge of any party) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          As used in Section 6.1(b) and this Section 6.1(c) "Majority in Interest of the Partners" shall mean Partners who, in the event of the issuance of the Shares as contemplated by Section 2.1(b) above and
          Schedule 1 hereto, will own more than fifty percent (50%) of all the Shares.

     (d) By Mannatech if at any time prior to the Effective Time any of the following shall occur and not be cured to the reasonable satisfaction of Mannatech:

          (i)    Any representation or warranty of the Partners set forth in
                 Section 3.1 or 3.2 shall have been false when made or any time prior to the Effective Time.

          (ii) The Merger Agreement shall have been terminated in accordance with its terms; or

          (iii) Any suit, action or other proceeding is pending or (to the knowledge of any party) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 6.2 shall relieve any party hereto of any liability for a breach of this Agreement.

     7.   GENERAL PROVISIONS.

     7.1 SURVIVAL. All representations, warranties, covenants and agreements set forth in this Agreement shall survive the Effective Time and the closing of the transactions contemplated by this Agreement.

     7.2 EXPENSES. Mannatech shall pay all costs and expenses of Mannatech and the Partners incidental to the negotiation, preparation and carrying out of this Agreement.

     7.3 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, and shall be deemed to have been given upon delivery to the addressee or upon the third business day after such mailing, whichever is earlier:

          If to Mannatech:         Mannatech, Incorporated
                                   600 S. Royal Lane, Suite 200
                                   Coppell, Texas 75019
                                   Attention: President

          With copy to:            Ms. Deanne Varner
                                   600 S. Royal Lane, Suite 200
                                   Coppell, Texas 75019

          If to the Partners:      Mr. Gary W. Watson
                                   600 S. Royal Lane, Suite 600
                                   Coppell, Texas 75019

          With copy to:            Mr. James M. Doyle, Jr.
                                   Matthews & Branscomb, P.C.
                                   106 S. St. Mary's, Suite 700
                                   San Antonio, Texas 78205

     7.4 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties (written or oral) with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms of the agreement between the parties.

     7.5 CHOICE OF LAW; AMENDMENTS; HEADINGS. This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). This Agreement may not be changed or terminated orally, but only by a written instrument executed by each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     7.6 WAIVER. No provision of this Agreement may be waived unless in writing signed by all the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.7 ASSIGNMENTS AND THIRD PARTIES. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any of its rights hereunder without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, and shall specifically inure to the benefit of the partners and shareholders of the Partners, as the case may be.

     7.8 FURTHER ASSURANCES. Mannatech and the Partners agree to take such further actions and to deliver or cause to be delivered such other instruments and documents as may reasonably be requested for the purpose of carrying out this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Execution Date.


                                   MANNATECH


                                        Mannatech, Incorporated


                                        By: /s/ Samuel L. Caster
                                           -------------------------------------
                                             Samuel L. Caster, President


                                   PARTNERS


                                        /s/ Charles E. Fioretti
                                        ----------------------------------------
                                             Charles E. Fioretti


                                        /s/ William C. Fioretti
                                        ----------------------------------------
                                             William C. Fioretti


                                        /s/ Samuel L. Caster
                                        ----------------------------------------
                                             Samuel L. Caster

                                   The Fioretti Family Partnership, Ltd.



                                        By: /s/ William C. Fioretti
                                           -------------------------------------
                                           William C. Fioretti, General Partner


                                        /s/ Patrick D. Cobb
                                        ----------------------------------------
                                        Patrick D. Cobb


                                        /s/ Dick R. Hankins
                                        ----------------------------------------
                                        Dick R. Hankins


                                        /s/ Don W. Herndon
                                        ----------------------------------------
                                        Don W. Herndon


                                        /s/ Ray Robbins
                                        ----------------------------------------
                                        Ray Robbins


                                        /s/ Gary L. Watson
                                        ----------------------------------------
                                        Gary L. Watson

                                     SCHEDULE 1
                                         TO
                                 EXCHANGE AGREEMENT




                                                  NUMBER OF SHARES
LIMITED PARTNER                                   TO BE RECEIVED
---------------                                   --------------
Charles E. Fioretti                                   2,787.62

William C. Fioretti                                   1,481.12

Samuel L. Caster                                      3,005.48

The Fioretti Family Partnership, Ltd.                 1,524.36

Patrick D. Cobb                                         223.01

Dick R. Hankins                                         223.01

Don W. Herndon                                          223.01

Gary L. Watson                                          223.01
